UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NATUS MEDICAL INCORPORATED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On June 4, 2018, Natus Medical Incorporated (“Natus”) issued the following press release:

Natus Medical Board of Directors Mails Letter to Shareholders

Recommends Voting on the WHITE Proxy Card FOR the Election of Doris Engibous and Robert Weiss

Shareholders Should Not Vote for Removal of Chairman Robert Gunst

Illustrates Highly-Qualified and Committed Directors with Clear Value-Enhancing Strategy to Build Upon Natus’ Track Record of Growth and Success

PLEASANTON, Calif. - June 4, 2018 - The Board of Directors of Natus Medical Incorporated (NASDAQ:BABY) (“Natus”) mailed a letter on June 1, 2018 to shareholders in connection with the Company’s 2018 Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 22, 2018.

The full text of the letter follows:

Vote the Enclosed WHITE Proxy Card Today
“FOR” Natus Medical’s Highly Qualified Director Nominees

Dear Fellow Natus Shareholder:

Voce Capital, an activist shareholder, began its aggressive campaign for control of Natus by nominating individuals for two seats on your Company’s six person Board. Voce later escalated its campaign by adding a proposal to remove and replace the Chairman of the Board, which would give Voce three out of six board seats. During this time, Voce has consistently targeted a fourth member of the Board, Chief Executive Officer, Jim Hawkins, despite his record of creating significant value for shareholders.

At the Natus Annual Meeting on June 22nd, shareholders have a simple choice, but one of great importance for the future of their Company and investment:

VOTE the WHITE Proxy Card Today FOR:

•
The continued execution of a proven and successful strategy, which has caused Natus’s market capitalization to increase more than 15 times during the service of Chief Executive Officer Jim Hawkins and directors Doris Engibous and Robert Gunst.[1]

•	The election of the Natus directors to the Board:

•
Doris Engibous, a serving director who has over 30 years of experience in medical devices and brings to the Board a distinguished technical background, coupled with strong operational experience in manufacturing, regulatory affairs, quality assurance and marketing; and

•
Robert Weiss, a highly qualified new nominee who presided over a 358% increase in the share price of The Cooper Companies, a global medical device company, during his more than 10 years’ service as its President and Chief Executive Officer. We’re certain that Mr. Weiss, an industry veteran with a substantial record of value creation for shareholders, will bring a fresh perspective to the Board.

REJECT Voce’s Shortsighted Proxy Fight and Self-Serving Attempt to Derail your Company:

In stark contrast to Natus’s successful strategy and proven Directors, Voce has:

× NO strategic plan that we’re aware of - gaining control of your Board is NOT a strategy

× ZERO details on what it intends to do with your Company if it does gain control of the Board, other than to halt the Company’s proven and successful strategy for delivering value to shareholders

× NO incremental value offered by its Board nominees

Voce Prefers to Cumulate, Not Negotiate

We believe Voce has intended from the outset to push for control of the Board and, ultimately, the ouster of your Company’s CEO. And, we believe this explains Voce’s negative approach when Natus attempted to privately reach an agreement to avoid an unnecessary proxy fight.

Voce has notified Natus of its intention to cumulate their votes to elect its nominees to the Natus Board. By cumulating, it makes it possible to elect Voce’s nominees to the Board at a lower vote threshold. By taking advantage of this lower voting threshold, Voce can use votes cast on its blue proxy card to allocate votes to either of its nominees. As such, there is a risk that any use of Voce’s blue proxy card risks handing Board representation or control of the Board to Voce, terminating execution of your Company’s successful strategy and destroying significant shareholder value.

Voce has no plan and is fighting for control of your company. We urge you to protect the independence of the Natus Board and discard any blue card provided to you by Voce.

Protect Your Investment and Keep Natus on the Right Track
Vote the WHITE Proxy Card Today

At this year’s Annual Meeting of Shareholders, your vote is extremely important, regardless of how many shares you own. All shareholders should be aware that any vote for Voce nominees on Voce’s blue proxy card will revoke any previous proxy submitted by a shareholder, including any votes submitted on the Company’s WHITE proxy card FOR any of the Board’s nominees. It is critical that shareholders DO NOT RETURN ANY PROXY CARD SENT BY VOCE, EVEN AS A PROTEST VOTE AGAINST VOCE OR THE VOCE NOMINEES. Your Board strongly urges you to DISCARD all blue proxy cards or other materials sent to you by Voce.

We are excited for the many opportunities that lie ahead for Natus. Your Board is confident that we are executing on the right strategy - under the oversight of our experienced Chairman and the leadership of our CEO - that will continue our track record of strong performance and enhanced value for all Natus shareholders.

We urge you to protect the value of your investment in Natus Medical by using the enclosed WHITE proxy card to vote “FOR” both of Natus Medical’s director nominees. Your vote is critical and we urge you to vote TODAY by telephone, by Internet or by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided. If you have questions, or require assistance in voting, please contact Natus Medical’s proxy solicitor, Morrow Sodali, by calling toll-free (800) 662-5200, or via e-mail BABY@morrowsodali.com.

Thank you for your continued support.

Sincerely,

The Board of Directors of Natus Medical

Fenwick & West LLP is serving as legal counsel.

About Natus Medical Incorporated
Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in newborn care, hearing impairment, neurological dysfunction, neurosurgery, epilepsy, sleep disorders, and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These statements relate to our current estimates and assumptions and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, our ability to successfully integrate and achieve our profitability goals from recent acquisitions, the demand for our products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on our target markets, our ability to expand our sales in international markets, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with our, and our commercial partner’s, bringing new products to market, and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2017 and its subsequent quarterly reports on Form 10-Q and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Important Additional Information and Where to Find It

Natus has filed a definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on May 18, 2018 in connection with the solicitation of proxies for the 2018 Annual Meeting of Stockholders. NATUS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT NATUS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants in Solicitation

Natus, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2018 Annual Meeting of Stockholders. Information regarding the names of Natus’ directors and executive officers and their respective interests in Natus by security holdings or otherwise is set forth in the Proxy Statement. Investors and stockholders may obtain a copy of the definitive proxy statement and other documents filed by Natus free of charge from the SEC’s website, www.sec.gov. Additionally, Natus stockholders may obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request to Natus’ proxy solicitor for the 2018 Annual Meeting of Stockholders, Morrow Sodali, at 800-662-5200 or via email at BABY@morrowsodali.com.

Contacts

Natus Medical Incorporated
Jonathan A. Kennedy
Executive Vice President and Chief Financial Officer
925-223-6700
InvestorRelations@Natus.com

Joele Frank, Wilkinson Brimmer Katcher
Jim Golden / Tim Lynch / Adam Pollack
212-355-4449

1 Calculated based on closing stock prices on 04/12/04 and 05/15/18. Jim Hawkins was announced as CEO on 04/13/04. Doris Engibous and Robert Gunst became directors effective 05/05/04 and 06/14/04, respectively.